UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b,d) On August 16, 2006, Ann F. Hanham resigned from the Board of Directors of Targacept, Inc. (the “Board”). On that date, the Board, upon the recommendation of its Governance and Nominating Committee, elected G. Steven Burrill as a director in Class III to fill the resulting vacancy. Mr. Burrill was elected for a term coincident with the other Class III directors, to continue until the third annual meeting of the stockholders following the initial classification of the Board in April 2006 and until his successor is elected and qualified. Mr. Burrill will serve as a member of the Board’s Audit Committee.

Mr. Burrill is the chief executive officer of Burrill & Company LLC, a merchant bank that he founded in 1994. Prior to founding Burrill & Company LLC, he spent 27 years with Ernst & Young LLP, including the last 17 years as a partner of the firm. Mr. Burrill previously served as a member of the Board from August 2000 until August 2005 when he resigned his position with the understanding that he may again be considered for membership on the Board in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: August 18, 2006	/s/ Alan A. Musso
Alan A. Musso
Vice President, Chief Financial Officer,
Secretary and Treasurer